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                                                                    EXHIBIT 10.8

                            LOAN SERVICING AGREEMENT

        THIS AGREEMENT is made as of February 1, 1998, by and between DataTech Management, Inc. ("Servicer"), a corporation duly organized and existing under the laws of the State of California, and First Coastal Bank, N.A., a national banking association ("Customer"), duly organized and existing under the laws of the United States of America.

        The parties hereto, in consideration of the obligations herein made and undertaken, and intending to be legally bound, hereby agree as follows:

        1. Term. Subject to the provisions of Section 8 hereof, the initial term shall be one (1) years. This Agreement shall automatically renew for a successive one (1) year term unless either party notifies the other of its intent not to renew within six (6) months before the end of any term.

        2. Duties of Servicer. Servicer shall provide Customer with services similar to those provided by a bank note department, including but not limited to boarding loans on to Customer's data processing system, generating billing statements and mailing such statements to borrowers, processing payments received from borrowers, processing and preparing statistical information pertaining to serviced loans, performing daily call backs of transactions and balancing to Customer's general ledger, performing research and responding to inquiries directed to Customer, posting and balancing deferred fees and costs, and processing transactions relating to paid off loans including the release of collateral and the termination of financing statements. In addition, Servicer shall prepare various reports to assist Customer in monitoring collateral, financial statements, tax returns, and insurance coverage on collateral. Servicer shall provide such other information as Customer reasonably requests provided such information is available to Servicer from Customer's data base.

        3. Duties of Customer. It shall be Customer's responsibility to provide Servicer, from time to time, with an updated list of officers authorized to approve loan disbursements and advances, make modifications to existing loans as well as to interface with Servicer to approve system changes and rate changes. In addition, Customer will provide authorization to Servicer in order to permit Servicer to access the data processing system used by Customer so that Servicer can perform its duties hereunder.

        4. Processing. Servicer's scheduled business hours will be 8:30 a.m. to 5:30 p.m., Pacific Time, Monday through Friday, except for bank holidays observed in California. Servicer will process loan transactions promptly, with postings to be complete within 24 hours of receipt by Servicer. Servicer shall not be responsible for delays attributable to causes beyond its reasonable control.

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        5. Fees and Charges. During the first year of the term, Servicer will charge and Customer will pay the fees and charges as set forth in Schedule "A" attached hereto. Thereafter, Servicer may adjust the fees annually; provided however, that any adjustment of the fee schedule must be available for review by the Customer at least one hundred twenty (120) days prior to its effective date.

        6. Backup. Customer acknowledges that entries will be processed by Servicer to Customer's data processing system. Consequently, historical information and transactional histories will be under the control of Customer and Customer shall be responsible for such backup of files, and maintenance of records off-site, as Customer deems appropriate

        7. Confidentiality. Customer views the data, information and records relating to its business and the data, information, records and accounts of its customers as "confidential information". Servicer views all data, information and records relating to its customers and its provision of services under this Agreement as confidential information.

        The parties agree, both during the term of this Agreement and forever thereafter, to hold each other's confidential information in confidence. The parties agree not to make each other's confidential information available in any form to any third party or to use each other's confidential information for any purpose other than the servicing of Customer's transaction and the implementation of this Agreement. Should either party receive a subpoena or similar judicial or governmental order or request seeking confidential information belonging or pertaining to the other party, notice of such subpoena or order shall be given immediately to the other party so as to afford reasonable opportunity to seek a protective order or such other relief as may be deemed appropriate by the party in interest. Each party agrees to take all reasonable steps to ensure that confidential information is not disclosed or distributed by its employees or agents in violation of the provision of this Agreement.

        8.     Termination.

               A. Termination for Non-Payment. In the event that Customer fails to pay any fees properly invoiced to Customer by Servicer within sixty (60) days from the date of Servicer's invoice, Servicer in its discretion may terminate this Agreement immediately with notification to Customer.

               B. Termination on Notice. Customer may terminate this Agreement upon ninety (90) days prior written notice to Servicer and Servicer may terminate this Agreement upon one hundred and twenty (120) days prior written notice to Customer.

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        9. Limitation of Liability. Servicer shall be liable to Customer only for Servicer's intentional misconduct or materially negligent performance of the services to be provided hereunder. Servicer shall not be responsible for any loss arising, directly or indirectly, in whole or in part, from: (a) any act or failure to act on the part of any person not within Servicer's reasonable control, (b) the negligence of Customer or the breach of this Agreement by Customer, (c) any ambiguity or inaccuracy in any instruction given to the Servicer by Customer or Customer's agent, or (d) from any error, failure or delay in transmission or delivery of any data, records, or items, including without limitation, any inoperability of computer or communications facilities, or other circumstances beyond Servicer's reasonable control.

        10. Insurance. Servicer will carry such insurance as is ordinary and customary for similar types of business including employee fidelity coverage of not less than $2,000,000 and physical loss coverage insuring Customer's records while in Servicer's possession. A summary of Servicer's insurance coverage shall be available to Customer upon request.

        11.    Indemnity.

               A. Except to the extent prohibited or limited by law, Customer shall defend, indemnify and hold harmless the Servicer against any and all losses, claims, damages, liabilities, actions, costs or expenses, including reasonable attorneys' fees incurred by it in connection with any claim against it and in defending any action (collectively "Losses"), for which the Servicer may become liable and which arise out of or are based upon any act or omission to act by any officer or employee of Customer.

               B. Except to the extent prohibited or limited by law, the Servicer shall defend, indemnify and hold harmless Customer from and against any and all losses, claims, damages, liabilities, actions, costs or expenses, including reasonable attorneys' fees incurred by it in connection with any claim against it and in defending any action (collectively "Losses") for which Customer may become liable and which arise out of or are based upon any act or omission to act by any officer or employee of Servicer.

               C. If any claim is made or lawsuit, proceeding or enforcement action is filed (herein, "Claim" or "Claims") against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within ten (10) business days after receipt of the Claim or the service of the citation or summons); provided, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such

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failure. The indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such Claim, and to employ and engage attorneys of its own choice who are reasonably acceptable to the indemnified party to handle and defend the same, at the indemnifying party's cost, risk and expense. The indemnifying party shall notify the indemnified party in writing of its election to defend in good faith any such Claim as soon as it is practicable, and in any event within fifteen (15) days after receipt of written notice thereof by the indemnifying party from the indemnified party. The indemnifying party shall have the right to settle or compromise any such claim without the consent of the indemnified party at any time utilizing its own funds to do so, if in connection with such settlement or compromise the indemnified party is fully released from liability and is paid any indemnification amounts due hereunder. If the indemnifying party fails, or does not elect, to assume the defense of such Claim within fifteen (15) days after receipt of notice pursuant to this Section, the indemnified party will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the indemnifying party; provided, however, that such Claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes defense of the Claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any Claim effected pursuant to and in accordance with this Section and/or any final judgment or assessment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any damages by reason of such settlement or judgment.

               D. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and its attorneys in any investigation, trial and defense relating to a Claim and any appeal arising therefrom; provided, however, that the indemnified party may, at its own costs, participate in the investigation, trial and defense of such claim and any appeal arising therefrom.

               E. The rights of the parties to indemnification provided for in this Section 11 shall survive the termination of this Agreement.

        12. Auditing. Servicer will cause an independent audit of its operation to be conducted at least annually and shall make a copy of that audit available to Customer upon request.

        Customer, its independent auditors, and any bank regulatory personnel shall have access to, and may examine, all documents

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and records pertaining to Customer held by Servicer, during Servicer's scheduled business hours.

        13. Binding Nature and Assignment. This Agreement shall be binding on parties hereto and their successors and assigns, but neither party may assign this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld.

        14. Entire Agreement. This Agreement, together with each Schedule annexed hereto, constitutes the entire agreement between the parties. There are no understandings or agreements relative hereto which are not fully expressed herein and no change, waiver or discharge hereof shall be valid unless in writing and executed by the party against whom such change, waiver or discharge is sought to be enforced. This Agreement supersedes any and all previous agreements relating to loan documentation services entered into between the parties.

        15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        16. Binding Arbitration. Any controversy arising out of or relating to this Agreement or the transactions contemplated hereby shall be referred to arbitration pursuant to the provisions of California Code of Civil Procedure
Section 1281 et.
seq.

                                       DataTech Management, Inc.

                                       By: \s\ Deborah Marsten
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                                       Its:  President
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                                       First Coastal Bank, N.A.
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                                       ("Customer")


                                       By:  \s\ James F. Garduino
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                                       Its:  Executive Vice President
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